EXHIBIT 5.1


                           Maxcor Financial Group Inc.
                         One New York Plaza, 16th Floor
                            New York, New York 10292



                                            November 29, 2001



Maxcor Financial Group Inc.
One New York Plaza, 16th Floor
New York, New York  10292

Ladies and Gentlemen:

         I am the General Counsel of Maxcor Financial Group Inc., a Delaware corporation (the "Company"), and I am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1933, as amended (the "Securities Act"), on the date hereof.

         The Registration Statement relates to the proposed issuance by the Company of up to (i) 734,980 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") and (ii) 734,980 rights (the "Rights" and, together with the Shares, the "Securities") to purchase shares of the Company's Series A Junior Participating Preferred Stock. One Right shall be attached to, and shall be issued with, each Share. The Securities are to be issued in connection with the exercise of the Company's Redeemable Common Stock Purchase Warrants and its Series B Redeemable Common Stock Purchase Warrants (collectively, the "Warrants").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In examining documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others.

         For purposes of this opinion, I have assumed that (i) the certificates representing the Shares will have been duly executed by an authorized officer of the transfer agent and will have been registered by the registrar for the Common

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Stock and will conform to the specimen thereof examined by me and (ii) prior to the issuance of any of the Shares, the relevant registered holders of the Warrants will have properly and timely taken all actions to exercise such Warrants as set forth in the warrant agreement applicable thereto (collectively, the "Warrant Agreements").

         I am admitted to the Bar in the State of New York, and I do not express any opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that, when delivered and paid for in accordance with the applicable Warrant Agreement, the Shares will be validly issued, fully paid and non-assessable and the Rights will be validly issued.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving this consent, however, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ ROGER E. SCHWED
                                            ---------------------------
                                            Roger E. Schwed

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